Exhibit 99.1

THE ONE GROUP HOSPITALITY, INC. APPOINTS EMANUEL “MANNY” HILARIO TO THE BOARD OF DIRECTORS

New York, NY, April 10, 2017—The ONE Group Hospitality, Inc. (NASDAQ: STKS) announced the appointment of Emanuel “Manny” Hilario as an independent member of its Board of Directors, effective April 10, 2017.

Emanuel “Manny” Hilario brings more than 30 years of restaurant experience to the ONE Group’s Board of Directors. Mr. Hilario currently serves as Chief Financial Officer (CFO) of Sizzling Platter, a restaurant platform focused on adding and scaling segment leading brands in outstanding demographic areas across the United States and select international markets. Before joining Sizzling Platter, Mr. Hilario served as Chief Operations Officer for Einstein Noah Restaurant Group, Inc. He previously has served as Chief Financial Officer for Einstein Noah Restaurant Group, Inc., McCormick & Schmick’s Seafood Restaurants, Inc., and Angelo and Maxie’s, Inc. Mr. Hilario began his career at McDonald’s and has held various financial roles within the company. He holds a Bachelor of Science and Commerce degree from Santa Clara University.

Jonathan Segal, CEO of The ONE Group noted, “We are pleased to appoint Manny Hilario to our board. Manny bolsters our board by adding significant restaurant industry experience, including deep knowledge of licensing and franchising complemented by his years working at fine dining concepts that also managed food and beverage in hospitality locations. His vast experience is a strong complement to our board.”

Segal continued, “As we continue our business strategy to focus on global growth through licensing opportunities, we will continue the moves we made in early February to right-size our corporate expenses and focus on improving the performance at our company-owned restaurants. For the first quarter of 2017, we are pleased to report that our comparable same store sales from owned and managed units increased approximately 3% adjusting for the extra day last year caused by the leap year.”

About The ONE Group

The ONE Group (Nasdaq:STKS) is a global hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group’s primary restaurant brand is STK, a modern twist on the American steakhouse concept with locations in major metropolitan cities throughout the U.S. and Europe. The ONE Group’s food and beverage hospitality services business, ONE Hospitality, provides the development, management and operations for premier restaurants and turn-key food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. For example, the statements related to the exploration of strategic alternatives and the potential results therefrom and the statements related to our strategic review of our operations targeting sources for 2017 and beyond are forward-looking. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) in the case of our exploration of strategic alternatives, our ability to identify and consummate a strategic transaction more enhancing of long-term stockholder value than continuing to execute our current strategy; (4) in the case of our strategic review of operations, our ability to successfully improve performance and cost, realize the benefits of our marketing efforts, and achieve improved results as we focus on developing new management and license deals; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed on April 5, 2017.

Investors are referred to the most recent reports filed with the SEC by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

ICR
Michelle Epstein
646-277-1224